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                                                                      EXHIBIT 22


                             U.S. BIOSCIENCE, INC.
                                 Subsidiaries

                                                             Jurisdiction of
                                                             Incorporation
                                                             -------------

USB Pharma B.V.   ..........................                 The Netherlands

USB Pharma Limited   .......................                 United Kingdom

USB Resources, Inc.   ......................                 Delaware

USB Technology, Inc.   .....................                 Delaware
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